UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2006, Douglas Lindroth was appointed as our Chief Financial Officer. In connection with his appointment, on April 23, 2006, we executed an Employment Agreement with Mr. Lindroth. The material terms of the Employment Agreement are discussed in further detail below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. The Employment Agreement is filed with this report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In order to pursue other interests, John Fitzgerald resigned as our Chief Financial Officer effective as of April 26, 2006.

(c) On April 27, 2006, we appointed Douglas Lindroth, 39, as our Chief Financial Officer. From 1997 through July 2005, Mr. Lindroth served in various capacities for Memec Group Holdings Limited, a privately held company and a specialty semiconductor distributor located throughout 42 countries with annual revenue of approximately $2.3 billion. Promoted to Chief Financial Officer of Memec in 2003, Mr. Lindroth’s global responsibilities included all financial operations and legal affairs. During his nine year tenure at Memec, Mr. Lindroth led a global finance, legal and strategic planning staff of 130 people in the upgrade of all regional finance management processes and procedures to address Sarbanes-Oxley requirements, including the implementation of a global financial ERP system that resulted in significant process improvements, financial reporting capabilities and expedited monthly closings. Mr. Lindroth held other Memec positions including vice president of finance for the Americas, chief administrative officer for Atlas Business Services, a subsidiary of Memec, and controller of the Americas. Following the closing of the Avnet acquisition of Memec until joining the Company, Mr. Lindroth was self-employed.

In connection with his appointment, on April 23, 2006, we executed an Employment Agreement with Mr. Lindroth. The Employment Agreement provides, among other things, for the following: (a) a base annual salary of $275,000; (b) a signing bonus of $50,000; (c) eligibility to receive an annual bonus for his second full year of employment, as determined by the Chief Executive Officer and the Compensation Committee of the Board of Directors in their sole discretion; (d) a grant of 300,000 restricted stock units which vests 50% after two years and in equal annual installments over the subsequent two years; (e) if Mr. Lindroth is terminated other than for cause, death or disability, or if there is a constructive termination before the six month anniversary of the commencement of his employment with the Company, Mr. Lindroth is entitled to vesting of 50% of the restricted stock units; and (f) if there is a change in control of the Company or if Mr. Lindroth is terminated other than for cause, death or disability, of if there is a constructive termination after the six month anniversary of the commencement of his employment with the Company, then Mr. Lindroth is entitled 100% vesting of the restricted stock units.

On April 27, 2006, we issued a press release regarding Mr. Lindroth’s appointment and Mr. Fitzgerald’s resignation. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between BakBone Software Incorporated and Douglas Lindroth, dated April 23, 2006.

99.1	Press release of BakBone Software Incorporated, dated April 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

April 27, 2006	By:	/s/ James R. Johnson
James R. Johnson Chief Executive Officer